EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305 (B) (2)

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5691211
(Jurisdiction of incorporation or organization	(I.R.S. employer
if not a U.S. national bank)	Identification number)

One Liberty Plaza
New York, N.Y.	10006
(Address of principal	(Zip code)
executive office)

N/A

Name, address and telephone number of agent for service

Scientific Games International, Inc.

Scientific Games Corporation, as Guarantor

(Exact name of obligor as specified in its charter)

Delaware

Delaware

(State or other jurisdiction of incorporation or organization)

58-1943521

81-0422894

(I.R.S. employer identification no.)

1500 Bluegrass Lakes Parkway
Alpharetta, GA
750 Lexington Avenue
New York, NY 10022	30004
(Address of principal executive offices)	(Postal Code)

Senior Subordinated Debt Securities

(Title of the indenture securities)

Item 1.	General Information

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.
Board of Governors of the Federal Reserve System
Washington, D.C.

State of New York Banking Department
State House, Albany, N.Y.

(b) Whether it is authorized to exercise corporate trust powers.
The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliation with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.
The obligor is not an affiliate of the Trustee.

Item 3 through Item 15. Not applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1 – Copy of the Organization Certificate of the Trustee as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

Exhibit 2 – Copy of the Certificate of Authority of the Trustee to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

Exhibit 3 – None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

Exhibit 4 – Copy of the existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 333-6688).

Exhibit 5 – Not applicable.

Exhibit 6 – The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

Exhibit 7 – Copy of the latest Report of Condition of the Trustee as of June 30, 2008

2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of November, 2008.

THE BANK OF NOVA SCOTIA TRUST
COMPANY OF NEW YORK

By:	/S/ John F. Neylan
John F. Neylan
Trust Officer

The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York
City

New York	10006
State	Zip Code

FDIC Certificate Number / / / / / /

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2008

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin(1)	0081			807	1.a.
b. Interest-bearing balances(2)	0071		6	000	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754		7	240	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	1773			0	2.b.
3. Federal funds sold and securities purchased under agreement to resell	1350
a. Federal Funds sold	B987		1	000	3.a.
b. Securities purchased under agreements to resell(3)	B989			0	3.b.
4. Loans and lease financing receivable (from Schedule RC-C):
a. Loans and leases held for sale	5369			0	4.a.
b Loans and leases, net of unearned income B528					4.b.
c. LESS: Allowance for loan and lease losses 3123					4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529			0	4.d.
5. Trading assets (from Schedule RC-D)	3545			0	5.
6. Premises and fixed assets (including capitalized leases)	2145			0	6.
7. Other real estate owned (from Schedule RC-M)	2150			0	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130			0	8.
9. Customers’ liability to this bank on acceptances outstanding	2155			0	9.
10. Intangible assets:
a. Goodwill	3163			0	10.a.
b. Other intangible assets (from Schedule RC-M)	0426			0	10.b.
11. Other assets (from Schedule RC-F)	2160			310	11.
12. Total assets (sum of items 1 through 11)	2170		15	357	12.

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

SCHEDULE RC-CONTINUED

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200			0	13.a.
(1) Noninterest-bearing(l) 6631					13.a.(1)
(2) Interest-bearing 6636					13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase	2800			0	14.
a. Federal Funds purchased(2)	B993			0	14.a.
b. Securities sold under agreements to purchase(3)	B995			0	14.b.
15. Trading liabilities (from Schedule RC-D)	3548			0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)	3190			0	16.
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	2920			0	18.
19. Subordinated notes and debentures(4)	3200			0	19.
20. Other liabilities (from Schedule RC-G)	2930			574	20.
21. Total liabilities (sum of items 13 through 20)	2948			574	21.
22. Minority interest in consolidated subsidiaries	3000			0	22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	3838			0	23.
24. Common stock	3230		1	000	24.
25. Surplus (exclude all surplus related to preferred stock)	3839		10	030	25.
26. a. Retained earnings	3632		3	753	26.a.
b. Accumulated other comprehensive income(5)	B530			0	26.b.
27. Other equity capital components(6)	A130			0	27.
28. Total equity capital (sum of items 23 through 27)	3210		14	783	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3300		15	357	29.

Memorandum

To be reported with the March Report of Condition.

	RCON	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed far the bank by independent external auditors as of any date during 2007	6724	M.1.

1 =                               Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank

2 =                             Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =                             Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =                             Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =          Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =          Review of the bank’s financial statements by external auditors

7 =          Compilation of the bank’s financial statements by external auditors

8 =          Other audit procedures (excluding tax preparation work)

9 =          No external audit work

(1)           Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)           Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)           Includes all securities repurchase agreements, regardless of maturity.

(4)           Includes limited-life preferred stock and related surplus.

(5)           Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)           Includes treasury stock and unearned Employee Stock Ownership Plans